As filed with the Securities and Exchange Commission
on April 6, 2006
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MONRO MUFFLER BRAKE, INC.
(Exact name of registrant as specified in its charter)

New York	16-0838627

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Holleder Parkway, Rochester, New York	14615

(Address of Principal Executive Offices)	(Zip Code)
MONRO MUFFLER BRAKE, INC. 1998 STOCK OPTION PLAN
(Full Title of the Plan)
Robert G. Gross
President and Chief Executive Officer
MONRO MUFFLER BRAKE, INC.
200 Holleder Parkway
Rochester, New York 14615
(585) 647-6400
(Name, Address and Telephone Number of Agent for Service)
Copy to:
Marc Weingarten, Esq.
Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
CALCULATION OF REGISTRATION FEE

Proposed
Maximum
Title of		Proposed Maximum	Aggregate	Amount of
Securities to	Amount to be	Offering Price	Offering	Registration
be Registered	Registered (1)	Per Share (2)	Price (2)	Fee
Common Stock, par value $.01 per share	660,000 shares	$37.13	$24,505,800	$2,623

(1)	This amount is in addition to the 1,125,000 shares (750,000 shares as adjusted for the registrant’s three-for-two stock split effective on October 31, 2003 (the “Stock Split”)) originally registered on March 22, 2001 (Registration Number 333-57432), for a total of 1,785,000 shares registered. 300,000 shares of this amount (200,000 shares as adjusted for the Stock Split) were approved by the registrant’s Board of Directors and shareholders on May 20, 2003 and August 19, 2003, respectively. The remaining 360,000 shares were approved by the registrant’s Board of Directors and shareholders on June 8, 2005 and August 9, 2005, respectively. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 also covers an indeterminate number of shares as may be required to cover possible further adjustments under the Monro Muffler Brake, Inc. 1998 Stock Option Plan, as amended (the “Plan”).

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act, based on the average of the high and low prices quoted for the Common Stock (the “Common Stock”) in NASDAQ trading on April 3, 2006.

PART II
Item 8. Exhibits
POWER OF ATTORNEY
SIGNATURES
EXHIBIT INDEX
EX-4.1 STOCK OPTION PLAN AMENDMENT NO. 1
EX-4.2 STOCK OPTION PLAN AMENDMENT NO. 2
EX-5 OPINION OF SCHULTE ROTH & ZABEL LLP
EX-23.1 CONSENT OF PRICEWATERHOUSECOOPERS LLP

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Incorporation of Documents by Reference.
     The contents of the Registration Statement on Form S-8 filed by Monro Muffler Brake, Inc. (the “Company”) with the Securities and Exchange Commission on March 22, 2001 (Registration Number 333-57432) with respect to 1,125,000 shares of Common Stock of the Company (750,000 as adjusted for the Stock Split) are incorporated herein by reference.
Additional Information
     This Registration Statement includes an additional 660,000 shares of Common Stock of the Company available to be issued under the Plan.
     Item 8. Exhibits.
     The following is a complete list of exhibits filed as a part of this Registration Statement:

Exhibit No.	Document

4.1	Monro Muffler Brake, Inc. 1998 Stock Option Plan Amendment No. 1

4.2	Monro Muffler Brake, Inc. 1998 Stock Option Plan Amendment No. 2

5	Opinion of Schulte Roth & Zabel LLP

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Schulte Roth & Zabel LLP (included in Exhibit 5)

24	Powers of Attorney (see pages II-1 and II-2 of this Registration Statement)

I-1

POWER OF ATTORNEY
     The Registrant and each person whose signature appears below hereby appoint Robert G. Gross and Catherine D’Amico, and each of them, as their attorneys-in-fact, with full power of substitution, to execute in their names and on behalf of the Company and each such person, individually and in each capacity stated below, one or more amendments (including post-effective amendments) to this Registration Statement as the attorney-in-fact acting on the premise shall from time to time deem appropriate and to file any such amendment to this Registration Statement with the Securities and Exchange Commission.
SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on this 23rd day of March, 2006.

MONRO MUFFLER BRAKE, INC.

By:	/s/ Robert G. Gross

Robert G. Gross
President and Chief Executive Officer

II-1

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

/s/ Robert G. Gross Robert G. Gross	Director, President and Chief Executive Officer (Principal Executive Officer)	March 23, 2006

/s/ Catherine D’Amico Catherine D’Amico	Executive Vice-President-Finance Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	March 23, 2006

/s/ Richard A. Berenson Richard A. Berenson	Director	March 23, 2006

/s/ Frederick M. Danziger Frederick M. Danziger	Director	March 23, 2006

/s/ Donald Glickman Donald Glickman	Director	March 23, 2006

/s/ Robert E. Mellor Robert E. Mellor	Director	March 23, 2006

/s/ Peter J. Solomon Peter J. Solomon	Director	March 23, 2006

/s/ Lionel B. Spiro Lionel B. Spiro	Director	March 23, 2006

/s/ Francis R. Strawbridge Francis R. Strawbridge	Director	March 23, 2006

II-2

EXHIBIT INDEX

Exhibit No.	Document

4.1	Monro Muffler Brake, Inc. 1998 Stock Option Plan Amendment No. 1

4.2	Monro Muffler Brake, Inc. 1998 Stock Option Plan Amendment No. 2

5	Opinion of Schulte Roth & Zabel LLP

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Schulte Roth & Zabel LLP (included in Exhibit 5)

24	Powers of Attorney (see pages II-1 and II-2 of this Registration Statement)

III-1